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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  SCHEDULE 14A
                                 (RULE 14A-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
                  PROXY STATEMENT PURSUANT TO SECTION 14(A) OF
                      THE SECURITIES EXCHANGE ACT OF 1934

Filed by the registrant  /X/

Filed by a party other than the registrant  / /

Check the appropriate box:
/ /  Preliminary proxy statement
/X/  Definitive proxy statement
/ /  Definitive additional materials
/ /  Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                           KEITHLEY INSTRUMENTS, INC.
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                           KEITHLEY INSTRUMENTS, INC.
                   (NAME OF PERSON(S) FILING PROXY STATEMENT)

Payment of filing fee (Check the appropriate box):
/ /  $125 per Exchange Act Rule 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(j)(2).
/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
     (1) Title of each class of securities to which transaction applies:
     (2) Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:
     (4) Proposed maximum aggregate value of transaction:

/X/ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.
     (1) Amount previously paid:
     (2) Form, schedule or registration statement no.:
     (3) Filing party:
     (4) Date filed:

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

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KEITHLEY

                                                                                       KEITHLEY INSTRUMENTS, INC.
                                                                                       28775 Aurora Road
                                                                                       Solon, Ohio 44139
                                                                                       (216) 248-0400
                                                                                       Fax (216) 248-6168

                                                               December 22, 1995

TO THE SHAREHOLDERS OF KEITHLEY INSTRUMENTS, INC.

     This year's Annual Meeting of Shareholders of Keithley Instruments, Inc. will be held at 12:00 Noon (EST), Saturday, February 10, 1996, at our corporate headquarters, 28775 Aurora Road, Solon, Ohio.

     In addition to acting on the matters outlined in the Proxy Statement, we look forward to giving you a progress report on the first quarter which will end on December 31, 1995. As in the past, there will be an informal presentation of the Company's businesses.

     We hope that you are planning to attend the Annual Meeting personally, and we look forward to seeing you. Whether or not you expect to attend in person, the return of the enclosed Proxy as soon as possible would be greatly appreciated and will ensure that your shares will be represented at the Annual Meeting. If you do attend the Annual Meeting, you may withdraw your Proxy should you wish to vote in person.

     On behalf of the Directors and management of Keithley Instruments, Inc., we would like to thank you for your continued support and confidence in the Company.

Sincerely yours,

     /S/ Joseph P. Keithley

     JOSEPH P. KEITHLEY
     Chairman, President and Chief Executive Officer

--------------------------------------------------------------------------------
KEITHLEY

LOGO                            KEITHLEY INSTRUMENTS, INC.
                                28775 Aurora Road
                                Solon, Ohio 44139
                                (216)248-0400
                                Fax (216) 248-6168

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Keithley Instruments, Inc. will be held at the corporate headquarters of the Company, 28775 Aurora Road, Solon, Ohio, on Saturday, February 10, 1996, at 12:00 Noon
(EST), for the following purposes:

          (1) To consider such reports as may be laid before the Annual Meeting;

          (2) To elect ten members of the Board of Directors to serve until the next annual meeting of shareholders and until their successors shall have been duly elected and qualified, leaving one vacancy to be filled by the Board of Directors at its discretion;

          (3) To vote on a proposal to amend and restate the Company's Amended Articles of Incorporation to increase the authorized number of shares of the Company's capital stock to 39,000,000 shares designating 30,000,000 shares of such authorized capital stock as Common Shares and 9,000,000 shares as Class B Common Shares;

          (4) To vote on a proposal to approve the Keithley Instruments, Inc. 1996 Outside Directors Deferred Stock Plan;

          (5) To vote on a proposal to amend the Keithley Instruments, Inc. 1992 Stock Incentive Plan to increase the number of shares subject to grant to 1,900,000;

          (6) To vote on a proposal to approve the Board of Directors' selection of Price Waterhouse LLP as independent accountants of the Company; and

          (7) To transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

     Only holders of Common Shares and Class B Common Shares of record at the close of business on Tuesday, December 12, 1995, are entitled to notice of and to vote at the Annual Meeting or any adjournment thereof.

                                            By Order of the Board of Directors,

                                            /s/ James B. Griswold

                                            JAMES B. GRISWOLD
                                            Secretary

December 22, 1995

PLEASE SIGN, DATE AND RETURN THE ENCLOSED PROXY PROMPTLY. A RETURN ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE.

                           KEITHLEY INSTRUMENTS, INC.
                               28775 Aurora Road
                               Solon, Ohio 44139

                                PROXY STATEMENT

         ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON FEBRUARY 10, 1996

                              GENERAL INFORMATION

     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Keithley Instruments, Inc. (the "Company") to be used at the Annual Meeting of Shareholders of the Company to be held on February 10, 1996, and any postponements or adjournments thereof. The time, place and purposes of the Annual Meeting are stated in the Notice of Annual Meeting of Shareholders which accompanies this Proxy Statement.

     The expense of soliciting proxies, including the cost of preparing, assembling and mailing the proxy materials will be borne by the Company. In addition to solicitation of proxies by mail, solicitation may be made personally and by telephone, and the Company may pay persons holding shares for others their expenses for sending proxy materials to their principals. No solicitation will be made other than by Directors, officers and employees of the Company.

     Any person giving a proxy pursuant to this solicitation may revoke it by giving notice to the Company in writing or in open meeting. All validly executed Proxies received by the Board of Directors of the Company pursuant to this solicitation will be voted at the Annual Meeting, and the directions contained in such Proxies will be followed in each instance. If no directions are given, the Proxy will be voted FOR the election of the nominees listed in the Proxy and FOR the proposals set forth in the Notice.

     This Proxy Statement and the accompanying President's letter, notice and Proxy, together with the Company's annual report to shareholders for the fiscal year ended September 30, 1995, are first being sent to shareholders on or about December 22, 1995.

                                 VOTING RIGHTS

     As of the close of business on December 12, 1995, there were outstanding 4,364,802 Common Shares, without par value, of the Company (the "Common Shares") and 2,893,796 Class B Common Shares, without par value, of the Company (the "Class B Common Shares"). The holders of the outstanding Common Shares on that date will be entitled to one vote for each share held and the holders of the outstanding Class B Common Shares on that date will be entitled to ten votes for each share held.

     The presence in person or by proxy of a majority of the votes entitled to be cast by holders of the Common Shares will constitute a quorum for the election of the three Directors to be elected separately by holders of the Common Shares (see "Election of Directors"). The presence in person or by proxy of a majority of the votes entitled to be cast by the holders of outstanding Common Shares and Class B Common Shares will constitute a quorum for the election of the remaining seven Directors and for action on other matters submitted to a vote of the shareholders. The three nominees receiving the greatest number of votes of the Common Shares voting separately as a class and the seven other nominees receiving the greatest number of votes of the Common Shares and the Class B Common Shares voting together without regard to class will be elected as Directors. The affirmative vote of a majority of the Common Shares and the Class B Common Shares outstanding and voting together without regard to class is required for approval of each other matter to be submitted to a vote of the shareholders. Abstaining votes and broker non-votes will not count in favor of, or against, election of a nominee or approval of any matter to be voted upon by the shareholders.

     The Ohio Revised Code, as it applies to the Company, provides that if notice in writing is given by any shareholder to the President, a Vice President or the Secretary of the Company not less than 48 hours before the time fixed for holding the meeting that he or she desires the voting at such election to be cumulative, and an announcement of the giving of such notice is made upon the convening of the meeting by the Chairman or the Secretary or by or on behalf of the shareholder giving such notice, then each shareholder shall have cumulative voting rights in the election of Directors, enabling him or her to give one nominee for Director as many votes as is equal to the number of Directors to be elected multiplied by the number of shares in respect of which such shareholder is voting, or to distribute his or her votes on the same principle among two or more nominees, as he or she sees fit. Only shareholders of record at the close of business on December 12, 1995 are entitled to notice of and to vote at this meeting.

                             PRINCIPAL SHAREHOLDERS

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

     The following persons are known to the Company to be the beneficial owners of more than 5% of the voting securities of the Company as of December 12, 1995:

                                                             CLASS B COMMON SHARES
                                    COMMON SHARES                     (1)
                               ------------------------     ------------------------
                                NUMBER OF                   NUMBER OF                    PERCENTAGE
                                 SHARES                       SHARES                     OF TOTAL
                               BENEFICIALLY    PERCENT      BENEFICIALLY    PERCENT       VOTING
 NAME OF BENEFICIAL OWNER       OWNED(2)       OF CLASS      OWNED(2)      OF CLASS      POWER(3)
---------------------------    -----------     --------     ----------     ---------     ---------
Joseph P. Keithley.........       81,206(3)       1.8%      2,608,586 (4)     90.1%         78.5%
Lazard Freres & Co.(5).....      293,000          6.7%             --           --             *
The TCW Group, Inc.(6).....      283,000          6.5%             --           --             *
First Pacific Advisors,
  Inc.(7)..................      684,000         15.7%             --           --           2.1%

---------------

* Less than 1%

(1) Pursuant to the Company's Amended Articles of Incorporation, all holders of Class B Common Shares are entitled to convert any or all of their Class B Common Shares into Common Shares at any time, on a share-for-share basis. The Company may not issue any additional Class B Common Shares unless such issuance is in connection with share dividends or share splits of the Class B Common Shares.

(2) This information has been furnished by each owner. The number of shares indicated for each owner includes those shares owned of record and beneficially by such owner unless otherwise indicated.

(3) Includes Common Shares represented by options exercisable on or before February 10, 1996 by Joseph P. Keithley (28,498 shares). Such shares are deemed to be outstanding for the purpose of computing the percentage of shares outstanding owned by Mr. Keithley and his percentage of total voting power of the Company's capital stock, but are not deemed outstanding for the purpose of computing the percentage of shares held by or total voting power of any other person. Also includes 20,000 shares owned of record by a partnership of which Joseph P. Keithley serves as the general partner and 1,224 shares owned of record by Joseph P. Keithley's wife. Joseph P. Keithley disclaims beneficial ownership with respect to the shares owned of record by his wife.

(4) Includes 2,400,000 shares owned of record by two partnerships of which Joseph P. Keithley serves as the general partner and 199,586 shares owned of record by a charitable trust of which Joseph P. Keithley serves as trustee.

(5) Derived from information set forth on a Schedule 13G of Lazard Freres & Co. dated February 14, 1995.

(6) Derived from information set forth on a Schedule 13G of The TCW Group, Inc. dated January 21, 1995.

(7) Derived from information set forth on a Schedule 13G of First Pacific Advisors, Inc. dated January 26, 1995.


     The business address of Mr. Keithley is 28775 Aurora Road, Solon, Ohio 44139. Lazard Freres & Co. address is One Rockefeller Plaza, New York, New York 10020; The TCW Group, Inc.'s address is 865 South

Figueroa Street, Los Angeles, California 90071; and First Pacific Advisors, Inc.'s address is 11400 West Olympic Boulevard, Suite 1200, Los Angeles, California 90064.

SECURITY OWNERSHIP OF MANAGEMENT

     The beneficial ownership of Common Shares and Class B Common Shares by each of the Directors, each of the executive officers named in the Summary Compensation Table and by the executive officers and Directors of the Company as a group on December 12, 1995, is set forth in the table below:

                                                                          CLASS B
                                         COMMON SHARES                COMMON SHARES(1)
                                    ------------------------     --------------------------
                                     NUMBER OF                    NUMBER OF                      PERCENTAGE
                                      SHARES                       SHARES                            OF
         NAME AND ADDRESS           BENEFICIALLY    PERCENT      BENEFICIALLY     PERCENT       TOTAL VOTING
        OF BENEFICIAL OWNER         OWNED(2)(3)     OF CLASS      OWNED(2)        OF CLASS        POWER(3)
----------------------------------- -----------     --------     -----------     ----------     -------------
Dr. Theodore M. Alfred.............    25,200            *               --           --                *
James T. Bartlett..................    22,950(4)         *               --           --                *
Dr. Arden L. Bement, Jr............     7,200            *               --           --                *
James B. Griswold..................    11,890(5)         *               --           --                *
Leon J. Hendrix, Jr................     8,400            *               --           --                *
Joseph F. Keithley(6)..............    48,372(7)       1.1%          81,244          2.8%             2.6%
Joseph P. Keithley.................    81,206(8)       1.8%       2,608,586(9)      90.1%            78.5%
Ronald M. Rebner...................    49,748(10)      1.1%              --           --                *
Gabriel A. Rosica..................     3,200            *               --           --                *
R. Elton White.....................    11,200            *               --           --                *
Hermann Hamm.......................   116,708          2.6%              --           --                *
Frederick R. Hume..................    47,966          1.1%              --           --                *
Terrence E. Sheridan...............    81,096(11)      1.8%              --           --                *
All officers and Directors as a       555,520         12.2%       2,689,830         93.0%            81.9%
  group (15 persons including the
  above)...........................

---------------

*Less than 1%

 (1) Pursuant to the Company's Amended Articles of Incorporation, all holders of Class B Common Shares are entitled to convert any or all of their Class B Common Shares into Common Shares at any time, on a share-for-share basis. The Company may not issue any additional Class B Common Shares unless such issuance is in connection with share dividends on or share splits of the Class B Common Shares.

 (2) This information has been furnished by each Director and officer. The number of shares indicated for each such person includes those shares owned of record and beneficially by him unless otherwise indicated.

 (3) Includes Common Shares represented by options exercisable on or before February 10, 1996 by Dr. Theodore M. Alfred (2,400 shares), James T. Bartlett (2,400 shares), Dr. Arden L. Bement, Jr. (600 shares), James B. Griswold (2,400 shares), Leon J. Hendrix, Jr. (2,400 shares), Joseph P. Keithley (28,498 shares), Ronald M. Rebner (26,246 shares), Gabriel A. Rosica (1,200 shares), R. Elton White (1,200 shares), Hermann Hamm (41,462), Frederick R. Hume (42,962), Terrence E. Sheridan (24,764), and all officers and Directors as a group (208,596 shares). Such shares are deemed to be outstanding for the purpose of computing the percentage of shares outstanding owned by each of the individuals and all officers and Directors as a group and their percentage of total voting power of the Company's capital stock, respectively, but are not deemed outstanding for the purpose of computing the percentage of shares held by or total voting power of any other person.

 (4) Includes 10,500 shares owned of record by Mr. Bartlett's children and 2,050 shares owned of record by his wife. Mr. Bartlett disclaims beneficial ownership with respect to the shares owned of record by his wife.

 (5) Includes 4,500 shares owned by a trust, of which Mr. Griswold acts as advisor.

 (6) Joseph P. Keithley's father.

 (7) Includes 9,000 shares owned of record by Joseph F. Keithley's wife, as to which shares Joseph F. Keithley disclaims beneficial ownership.

 (8) Includes 20,000 shares owned of record by a partnership for which Joseph P. Keithley serves as the general partner and 1,224 shares owned of record by Joseph P. Keithley's wife. Joseph P. Keithley disclaims beneficial ownership with respect to the shares owned of record by his wife.

 (9) Includes 2,400,000 shares owned of record by two partnerships for which Joseph P. Keithley serves as the general partner and 199,586 shares owned of record by a charitable trust for which Joseph P. Keithley serves as trustee.

(10) Includes 6,412 shares owned of record by Mr. Rebner's wife, as to which shares Mr. Rebner disclaims beneficial ownership.

(11) Includes 2,736 shares owned of record by Mr. Sheridan's wife, as to which shares Mr. Sheridan disclaims beneficial ownership.


     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's directors, executive officers and holders of more than 10% of the Company's Common Shares to file with the Commission initial reports of ownership and reports of changes in ownership of Common Shares and other equity securities of the Company. The Company believes that during the fiscal year ended September 30, 1995, its officers, Directors and holders of more than 10% of the Company's Common Shares complied with all Section 16(a) filing requirements.

                             ELECTION OF DIRECTORS

     The Proxy holders named in the accompanying Proxy or their substitutes will vote the Proxies at the Annual Meeting, or any postponements or adjournments thereof, for the election as Directors of the ten nominees named below unless the shareholder, by so indicating on the Proxy, instructs that such Proxy be voted against such proposal or that the authority to vote for any one or more nominees is withheld. If the ten nominees are elected at the Annual Meeting, there will be one vacancy on the Board of Directors. The vacancy on the Board may be filled by the Directors pursuant to the Company's Code of Regulations without further action by the shareholders. The reason for electing a number of Directors fewer than the number of Directors fixed pursuant to the Company's Code of Regulations is that it is believed desirable to have a vacancy available which could be filled by the Directors without the time and expense involved in holding a special meeting of shareholders, should a person who could make a valuable contribution as a Director of the Company become available during the year. No decision has been made to fill the vacancy, nor have any candidates been considered and approved by the Board of Directors. Proxies cannot be voted at the annual meeting for a greater number of persons than the ten nominees named in this Proxy Statement, although additional nominations can be made by the shareholders at the meeting.

     Each of the Directors to be elected at the meeting is to serve until the next Annual Meeting and until his successor shall have been elected and qualified. Joseph P. Keithley, Chairman of the Board of Directors and President and Chief Executive Officer, is the son of Joseph F. Keithley, a Director and Founder of the Company. There are no other family relationships among the remaining members of the executive officers and Directors of the Company. Pursuant to the Company's Amended Articles of Incorporation, one-fourth (calculated to the nearest whole number) of the number of authorized directors, which presently equals three directors, is entitled to be elected by the Common Shares voting separately as a class. Messrs. Alfred, Bartlett and Rebner have been nominated as the Directors to be so elected by the holders of the Common Shares of the Company. The remaining seven nominees are to be elected by the holders of the Common Shares and the Class B Common Shares voting together.

     If cumulative voting is in effect, the Proxy holders will have full discretion and authority to vote for any one or more of the ten nominees. In the event of cumulative voting, the Proxy holders will vote the shares represented by each Proxy so as to maximize the number of nominees that will be elected to the Board.

     Each of the nominees has indicated his willingness to serve as a Director, if elected. In addition, each of the nominees is presently a member of the Board of Directors. If any nominee at the time of election is unable or unwilling to serve or is otherwise unavailable for election (which contingency is not now contemplated or foreseen), it is intended that the shares represented by the Proxy will be voted for each substitute nominee as may be named by the Board of Directors.

                             NOMINEES FOR ELECTION

       NAME AND AGE
        OF NOMINEE                          BUSINESS EXPERIENCE                 DIRECTOR SINCE
---------------------------    ---------------------------------------------    --------------
Joseph P. Keithley             Chairman of the Board of Directors since              1986
  Age 47                         1991, Chief Executive Officer since
                                 November 1993 and President since May 1994.
                                 Previously Vice Chairman of the Board of
                                 Directors from 1988 to 1991 and Executive
                                 Vice President from 1989 to 1991.
Joseph F. Keithley             Founder of the business of the Company in             1955
  Age 80                         1946, President to 1973 and Chairman of the
                                 Board of Directors from 1955 to 1991.
Ronald M. Rebner(1)            Vice President and Chief Financial Officer of         1988
  Age 51                         the Company since 1981.
Dr. Theodore M. Alfred(1)      Professor Emeritus of Management Policy since         1974
  Age 70                         1995, Professor of Management Policy since
                                 1984 of the Weatherhead School of
                                 Management, Case Western Reserve
                                 University. Director of the Acme-Cleveland
                                 Corporation, a holding company with
                                 subsidiaries that manufacture and sell
                                 metal working products, and
                                 telecommunication and electronic products.
James T. Bartlett(1)           Managing Director since 1986 of Primus                1983
  Age 58                         Venture Partners, the fund manager for
                                 Primus Capital Fund and Primus Capital Fund
                                 II, venture capital limited partnerships.
                                 Director of LCI International, a
                                 communications company.
Dr. Arden L. Bement, Jr.       Professor of Engineering and Director of              1988
  Age 63                         Midwest Superconductivity Consortium at
                                 Purdue University since 1993. Previously
                                 Vice President, Science and Technology of
                                 TRW, Inc., a manufacturer of products for
                                 the electronic, defense, space,
                                 information, automotive and energy markets,
                                 from 1980 to 1993.
James B. Griswold(2)           Partner in the law firm of Baker & Hostetler          1989
  Age 49                         since 1982.
Leon J. Hendrix, Jr.           Principal, Clayton, Dubilier & Rice, Inc., a          1990
  Age 54                         private investment firm. Previously Chief
                                 Operating Officer of the Reliance Electric
                                 Company ("Reliance") from September 1992
                                 through October 1993, and Executive Vice
                                 President of Reliance from 1989 to 1992.
                                 Director of NACCO Industries, Inc., a
                                 holding company with subsidiaries that
                                 manufacture forklift trucks, small
                                 electrical appliances, mine and market
                                 lignite coal and operate specialty retail
                                 stores, Cambrex Corp., a manufacturer of
                                 specialty chemicals and commodity chemical
                                 intermediates, WESCO Distribution, Inc., a
                                 distributor of electrical supplies, and
                                 Remington Arms Co., a manufacturer and
                                 marketer of firearms and ammunition and
                                 outdoor clothing.

       NAME AND AGE
        OF NOMINEE                          BUSINESS EXPERIENCE                 DIRECTOR SINCE
---------------------------    ---------------------------------------------    --------------
Gabriel A. Rosica              Chief Operating Officer of Bailey Controls            1993
  Age 55                         Company since August 1994. Previously
                                 Senior Vice President of Systems Operations
                                 of Bailey Controls Company from January
                                 1992 to July 1994, Senior Vice President,
                                 Americas, Pacific & Far East of Elsag
                                 Bailey Inc. from June 1991 to December
                                 1991, and independent business and
                                 management consultant from 1988 to June
                                 1991.
R. Elton White                 Private Investor. Previously President of NCR         1994
  Age 53                         Corporation from 1991 to December 1993, a
                                 wholly owned subsidiary of AT&T and
                                 Executive Vice President of Marketing from
                                 1990 to 1991. Director of Conner
                                 Peripherals, a manufacturer of storage
                                 products for computer systems, Kohl's
                                 Corporation, which owns specialty
                                 department stores, Duriron Corporation, a
                                 manufacturer of fluid handling products for
                                 process industries and Verifone, Inc., a
                                 designer and manufacturer of transaction
                                 automation systems used by retail merchants
                                 and others.

---------------

(1) Elected by holders of Common Shares only.

(2) Baker & Hostetler served as general legal counsel to the Company during the fiscal year ended September 30, 1995 and is expected to render services in such capacity to the Company in the future.


                       INFORMATION REGARDING MEETINGS AND
                      COMMITTEES OF THE BOARD OF DIRECTORS

     The Board of Directors has an Executive Committee, an Audit Committee, a Compensation and Human Resources Committee and a Strategy Committee. The Board of Directors does not have a nominating committee. The Executive Committee possesses and may exercise all of the powers of the Board of Directors, to the extent permitted by law, during intervals between meetings of the Board of Directors. All actions of the Executive Committee are reported to the Board of Directors at its first meeting following such action or actions. The Audit Committee reviews the activities of the Company's independent accountants and various Company policies and practices. The Compensation and Human Resources Committee approves the grant of stock options and reviews and determines the compensation of certain key executives. The Strategy Committee reviews the appropriateness of current business and technical strategies and explores new business possibilities.

     Set forth below is the current membership of each of the above-described committees with the number of meetings held during the fiscal year ended September 30, 1995, in parentheses.

                                                        COMPENSATION AND HUMAN
       EXECUTIVE                    AUDIT                RESOURCES COMMITTEE               STRATEGY
    COMMITTEE (TWO)            COMMITTEE (TWO)                  (TWO)                  COMMITTEE (FOUR)
-----------------------    ------------------------    ------------------------    ------------------------
  Joseph P. Keithley         Leon J. Hendrix, Jr.         James T. Bartlett        Dr. Arden L. Bement, Jr.
   (Chairman)                  (Chairman)                (Chairman)                      (Chairman)
Dr. Theodore M. Alfred     Dr. Theodore M. Alfred      Dr. Arden L. Bement, Jr.    Dr. Theodore M. Alfred
James T. Bartlett          James B. Griswold           Gabriel A. Rosica           James T. Bartlett
                                                       R. Elton White              James B. Griswold
                                                                                   Leon J. Hendrix, Jr.
                                                                                   Joseph F. Keithley
                                                                                   Joseph P. Keithley
                                                                                   Ronald M. Rebner
                                                                                   Gabriel A. Rosica
                                                                                   R. Elton White

     The Board of Directors held five meetings during the fiscal year ended September 30, 1995. During that fiscal year, with the exceptions noted below, no incumbent Director attended fewer than 75% of the aggregate of (i) the total number of meetings of the Board of Directors held during the period he served as a Director and (ii) the total number of meetings held by committees of the Board on which he served, during the periods that he served. James T. Bartlett and Dr. Arden L. Bement, Jr. attended 73% of the aggregate of such meetings.

     Directors who are not employees of the Company receive a quarterly fee of $2,500. Unless Chairman of a committee, such Directors receive an additional $875 for each Board meeting or committee meeting attended, except for Executive Committee meetings for which no additional monies are paid. Each Committee Chairman who is not an employee of the Company is paid $1,625 for presiding as Chairman at a Committee meeting.

                      EXECUTIVE COMPENSATION AND BENEFITS

     The Company's compensation and benefit programs are designed to enable the Company to attract, retain and motivate the best possible employees to operate and manage the Company at all levels.

     In general, all U.S. based employees receive a base salary, participate in a Company supported retirement savings plan and are provided with medical and other welfare benefit coverages. Most U.S. employees also participate in a Company funded pension plan. Employees outside of the United States are similarly covered by comprehensive compensation and benefit programs.

EMPLOYMENT AGREEMENTS

     Employment Agreement with Named Executive Officers of the Company. Pursuant to an employment agreement which was entered into on September 26, 1988, Joseph
P. Keithley is required to be compensated at the rate of at least $120,000 per year initially for a five-year period which ended September 26, 1993 and is automatically renewable for one-year periods thereafter. Pursuant to employment agreements which were entered into on December 10, 1986, Mr. Hamm, Mr. Rebner and Mr. Sheridan are required to be compensated at the rate of at least $157,573, $105,700 and $78,500 per year, respectively. Mr. Hamm's, Mr. Rebner's and Mr. Sheridan's agreements initially covered a three-year period, and are automatically renewable for one-year periods thereafter. Mr. Hamm's compensation is paid in Deutsche Marks; the dollar amount shown above is based on an average exchange rate for Deutsche Marks during fiscal 1995.

     Employment Agreement for Joseph F. Keithley. The Company entered into an employment agreement on September 26, 1988, with Joseph F. Keithley. Under the terms of the agreement, Joseph F. Keithley will be compensated at the rate of not less than $5,000 per month until he elects to voluntarily retire from active employment by the Company. Upon Mr. Keithley's voluntary retirement, he will be compensated at a consulting rate of not less than $5,000 per month. The Company will continue to provide group life, hospitalization, pension plans and other benefit plans throughout the term of the agreement. Under the provisions of Mr. Keithley's employment agreement, he is not eligible to participate in the Company's other compensation plans. The Company may terminate the employment agreement for Reasonable Cause (as defined in the employment agreement) relating to any failure by Mr. Keithley to perform his obligations thereunder. The duties of the Company and Mr. Keithley will terminate upon his death or upon such a termination for Reasonable Cause.

EMPLOYEE BENEFIT PLANS

     Retirement Plans. The Company's United States pension plan provides retirement benefits to eligible participants who terminate employment at or after age 65, or who terminate employment before age 65 with at least five years of service. Benefits commence after termination of employment, but generally not before age 60. Retirement benefits are computed on the basis of pension credits for each year of the employee's service. Generally, an employee's pension credits will be equal to the sum of (i) .9% of the employee's high five-year average annual compensation, not in excess of the employee's Social Security "covered compensation" (as defined by Section 401(l)(5)(E) of the Internal Revenue Code) as of September 30, 1991, plus 1.5% of such average annual compensation in excess of "covered compensation," with such sum multiplied by the employee's years of credited service (up to 30 years) through September 30, 1991; plus (ii) 1.2% of the employee's annual compensation for each plan year beginning on or after October 1, 1991. The employee's annual retirement benefit, when paid as a life annuity commencing at age 65, will equal the total of the pension credits he has earned. If the individuals listed in the compensation table (except for Mr. Hamm) were to continue to be employees until their attainment of age 65 at the rate of compensation they received during fiscal 1995, their annual retirement benefits would be as follows: Joseph P. Keithley, $76,879; Mr. Hume, $41,569, Mr. Rebner, $55,071 and Mr. Sheridan, $63,425.

     As of January 27, 1989, the Company agreed to provide Mr. Hume with a supplemental retirement plan (SERP). The purpose of the plan is to provide certain retirement, death and disability benefits to Mr. Hume commensurate with benefits offered by other companies. The supplemental retirement plan provides Mr. Hume a retirement benefit equal in amount to 60% of his Final Average Earnings (defined as the three highest consecutive years of compensation falling within ten years of his date of termination), commencing at age 65 and payable in the same form as his retirement benefit under the Company's pension plan. The retirement benefits payable to Mr. Hume under this plan are to be reduced by the total of benefits received from all other retirement plans of the Company as well as benefits provided by the Social Security Act. The plan also provides for the payment of disability benefits in lieu of payment of retirement benefits upon the earlier of (i) the first day of the first month following his attainment of age 65 or (ii) the date his benefits begin under the Company's pension plan. In the event Mr. Hume shall die after his normal retirement date but before his benefits begin under the supplemental plan, his spouse, if then living, will be entitled to an annual survivor's benefit generally equal in amount to 50% of the annual retirement benefit which would have been payable jointly to Mr. Hume and his spouse.

     Mr. Hamm is not covered by the Company's United States pension plan but is covered by a pension plan held by the Company's German subsidiary. The pension obligations under this plan are fully covered by a reinsurance agreement between the Company's German subsidiary and a life insurance company. If Mr. Hamm were to continue to be an employee until he attained age 65, his annual retirement benefit would be $101,629 if calculated at the rate of compensation he received during fiscal year 1995. Mr. Hamm's pension benefit will be paid in Deutsche Marks; the dollar amount shown above is based on an average exchange rate of Deutsche Marks during fiscal 1995.

     Keithley Retirement Savings Trust and Plan. Effective January 1, 1988, the Company implemented the Keithley Instruments, Inc. Retirement Savings Trust and Plan (the "Plan"). The Plan permits all eligible employees of the Company and its subsidiaries who elect to participate in the Plan to make payroll deductions for contribution by the Company or subsidiary to the Plan. Payroll deductions cannot be less than 1% or more than 15% of a participant's total compensation (excluding certain fringe benefits and some types of incentive compensation or performance awards) for the Plan year. The Plan qualifies under Sections 401(a), 401(k) and 501(a) of the Internal Revenue Code of 1986.

     The Plan provides for matching contributions at the Company's discretion which will not exceed 6% of a participant's compensation during the Plan year. All contributions under the Plan are directed to the appropriate fund by Hampton Pension Services, the Account Administrator under the Plan. The investment options available during fiscal 1995 included (i) a guaranteed fund invested in annuity contracts providing for a guaranteed rate of return, (ii) a money market fund invested in U.S. Treasury notes, bills and other direct obligations of the United States Treasury, (iii) a pooled fixed income account invested primarily in insurance companies and other investment contracts, and (iv) seven equity mutual funds: Fidelity Puritan Fund, Aim Charter Fund, Fidelity Magellan Fund, Twentieth Century Select Investors, Twentieth Century Growth Investors, Vanguard Index Extended Market and Scudder Global Fund. Each participant designates the fund or funds in which his contributions, as well as the Company's matching contributions, shall be invested. Participant's contributions are fully vested at all times. A participant's interest in the Company's contributions is fully vested after three years of eligible service with the Company.

     1995 Annual Senior Manager Extra Compensation Plan. This plan provides additional compensation to executive officers based on consolidated corporate and, in some instances, divisional performance for the fiscal year ended September 30, 1995. Individual objectives also may be established. Extra compensation for the group of senior managers, including the executive officers of the Company, may not exceed 100% of each senior manager's October 1, 1994, base salary unless approved by the Company's Board of Directors. The additional compensation is based upon earnings before taxes and return on assets before any deduction for senior manager extra compensation.

     1984 Performance Award Plan. The Performance Award Plan provides long-term incentive compensation for officers and key management employees of the Company and its subsidiaries and divisions, with the amount of award based on the level of achievement of predetermined performance goals during a three-year period.

     1984 Stock Option Plan. The 1984 Stock Option Plan provides for the issuance of "incentive stock options," within the meaning of Section 422 of the Internal Revenue Code, and nonqualified stock options, for federal income tax purposes, to key employees. The primary features of the plan are summarized below.

     The 1984 Stock Option Plan is administered by the Compensation and Human Resources Committee. Incentive stock options and nonqualified stock options are granted for terms of up to ten years. The option price of an incentive stock option equals the fair market value of the Common Shares on the date the option is granted. In the case of a participant owning more than 10% of the voting power of the Company's voting securities, the term of the incentive stock option must be no more than five years and the option price must be at least 110% of the fair market value of the Common Shares on the date the option is granted. The option price for Common Shares under a nonqualified stock option is determined by the Committee on the date such option is granted. The Committee may, at its discretion, grant stock appreciation rights that give the employee the right to be paid in an amount equal to the excess of the market price of the Common Shares at the date of the exercise of the option over the option price. Payment of the stock appreciation right may be made in cash, Common Shares of the Company, or a combination thereof. The 1984 Stock Option Plan expired by its terms on February 11, 1994. All options outstanding at the time of termination of this plan continue in full force and effect in accordance with and subject to their terms.

     1992 Stock Incentive Plan. The 1992 Stock Incentive Plan provides for the issuance of "incentive stock options," within the meaning of Section 422 of the Internal Revenue Code, and nonqualified stock options, for federal income tax purposes, to key employees. The primary features of the plan are summarized below.

     The 1992 Stock Incentive Plan is administered by the Compensation and Human Resources Committee. Incentive stock options and nonqualified stock options are granted for terms of up to ten years. The option price of an incentive stock option is not less than 100% of the fair market value of the Common Shares on the date the option is granted. In the case of a participant owning more than 10% of the voting power of the

Company's voting securities, the term of the incentive stock option must be no more than five years and the option price must be at least 110% of the fair market value of the Common Shares on the date the option is granted. The option price for Common Shares under a nonqualified stock option is determined by the Committee on the date such option is granted. The Committee may, at its discretion, grant stock appreciation rights that give the employee the right to be paid in an amount equal to the excess of the market price of the Common Shares at the date of the exercise of the option over the option price. Payment of the stock appreciation right may be made in cash, Common Shares of the Company, or a combination thereof. The 1992 Stock Incentive Plan will expire by its terms on February 8, 2002. All options outstanding at the time of termination of this plan shall continue in full force and effect in accordance with and subject to their terms.

     1992 Directors' Stock Option Plan. The 1992 Directors' Stock Option Plan (the "Directors' Plan") is intended to enable the Company to attract, retain and reward nonemployee Directors of the Company and strengthen the mutuality of interest between such Directors and the Company's shareholders. So long as the Directors' Plan remains in effect and Common Shares remain available for grants thereunder, each individual who qualifies as a nonemployee Director at the close of any annual meeting of the shareholders of the Company shall automatically be granted an option to purchase 300 Common Shares. The option price for each Common Share purchasable under an option is the fair market value of a Common Share on the date such option is granted. The Directors' Plan will expire by its terms on December 7, 2002. All options outstanding at the time of termination of the Directors' Plan shall continue in full force and effect in accordance with and subject to their terms.

     1993 Employee Stock Purchase Plan. The 1993 Employee Stock Purchase Plan offers eligible employees of the Company the opportunity to acquire Common Shares at a discount and without incurring any material acquisition costs. Eligible employees can only participate in the Plan on a year-to-year basis, must enroll prior to the commencement of each Plan year and must authorize monthly payroll deductions. The purchase price of the Common Shares is 85 percent of the lower of the market price at the beginning or ending of the Plan year, which is on a calendar basis. Generally, all employees of the Company and of its United States subsidiaries are eligible to participate in the Plan; however, temporary employees, employees who are customarily employed for less than five months in any calendar year, and employees who directly or indirectly own more than a 5% interest in the Company are not eligible to participate. There are no executive officers who currently participate in the Plan.

     The following table sets forth information concerning the compensation of the Chief Executive Officer of the Company and the four other named Executive Officers of the Company as of September 30, 1995, during the fiscal years ended September 30, 1995, 1994 and 1993.

                           SUMMARY COMPENSATION TABLE

                                                                                    LONG-TERM COMPENSATION
                                                                              ----------------------------------
                                                                                       AWARDS
                                                                              ------------------------
                                              ANNUAL COMPENSATION                          SECURITIES    PAYOUTS
                                     --------------------------------------   RESTRICTED   UNDERLYING    -------
                                                                 OTHER          STOCK         STOCK       LTIP      ALL OTHER
                                                                ANNUAL         AWARD(S)      OPTION      PAYOUTS     COMPEN-
 NAME AND PRINCIPAL POSITION  YEAR   SALARY ($)   BONUS ($) COMPENSATION(4)       $           #(1)       ($)(2)     SATION(3)
----------------------------- ----   ----------   --------- ---------------   ----------   -----------   -------   ------------
Joseph P. Keithley            1995    $240,545    $265,225                                    32,000                $    2,033
  Chairman of the Board,      1994    $203,991    $ 42,725                                    56,000                $    2,208
  President and Chief         1993    $203,306    $ 50,424                                    15,172                $    1,799
  Executive Officer
Hermann Hamm (4)              1995    $243,051    $167,355                                    10,000                $        0
  Vice President              1994    $209,280    $ 76,066                                    22,000                $        0
  European Operations         1993    $215,362    $ 49,532                                     8,172                $        0
Frederick R. Hume             1995    $206,000    $167,500                                    24,000                $    2,125
  Senior Vice President Test  1994    $192,720    $ 69,459                                    29,000                $    2,175
  Instrumentation Group       1993    $192,533    $ 42,927                     $ 26,250        8,214                $    1,772
Ronald M. Rebner              1995    $160,044    $140,000                                    12,000                $    2,129
  Vice President and          1994    $148,705    $ 20,000                                    21,000                $    2,185
  Chief Financial Officer     1993    $146,953    $ 21,645                                     6,290                $    1,783
Terrence E. Sheridan          1995    $123,105    $ 59,300                                    10,000     $27,473    $    2,041
  Vice President Radiation    1994    $112,869    $  4,643                                    17,000                $    2,198
  Measurements Division       1993    $109,342    $ 59,645                                     4,704     $20,820    $    1,793

---------------

(1) Share amounts reflect a two-for-one stock split paid December 11, 1995, to shareholders of record on November 27, 1995.

(2) The amounts included in 1995 and 1993 are payouts of awards earned under the 1984 Performance Award Plan covering the three year periods from October 1, 1991 through September 30, 1994 and October 1, 1989 through September 30, 1992, respectively.

(3) Consists of matching contributions under the Company's Retirement Savings Trust and Plan which is intended to quality under Section 1.401-1(b)(3) of the income tax regulations.

(4) Mr. Hamm's compensation is paid in Deutsche Marks and Swiss Francs. The amounts shown above are based on average exchange rates during the periods shown.


                          OPTION GRANTS IN FISCAL 1995

                                                                                        POTENTIAL
                                                                                       REALIZABLE
                                INDIVIDUAL GRANTS                                   VALUE AT ASSUMED
---------------------------------------------------------------------------------    ANNUAL RATES OF
                                              % OF TOTAL                                  STOCK
                                                OPTIONS                                   PRICE
                                              GRANTED TO    EXERCISE                  APPRECIATION
                                    OPTIONS    EMPLOYEES    OR BASE                  FOR OPTION TERM
                                    GRANTED    IN FISCAL     PRICE     EXPIRATION   -----------------
               NAME                   (#)        YEAR        ($/SH)       DATE      5% ($)    10% ($)
----------------------------------  -------   -----------   --------   ----------   -------   -------
Joseph P. Keithley................  32,000        27.2%       13.69       9/9/05    275,456   698,059
Hermann Hamm......................  10,000         8.5%       13.69       9/9/05     86,080   218,143
Frederick R. Hume.................  24,000        20.4%       13.69       9/9/05    206,592   523,544
Ronald M. Rebner..................  12,000        10.2%       13.69       9/9/05    103,296   261,772
Terrence E. Sheridan..............  10,000         8.5%       13.69       9/9/05     86,080   218,143

---------------

Share and per share amounts reflect a two-for-one stock split paid December 11, 1995, to shareholders of record on November 27, 1995.

                 AGGREGATED OPTION EXERCISES IN FISCAL 1995 AND
                        SEPTEMBER 30, 1995 OPTION VALUES

                            EXERCISED IN FISCAL                                  VALUE OF UNEXERCISED
                                   1995                   NUMBER OF                  IN-THE-MONEY
                           ---------------------    UNEXERCISED OPTIONS AT            OPTIONS AT
                             SHARES                   SEPTEMBER 30, 1995          SEPTEMBER 30, 1995
                            ACQUIRED     VALUE               (#)                         ($)
                           ON EXERCISE  REALIZED  --------------------------  --------------------------
           NAME                (#)        ($)     EXERCISABLE  UNEXERCISABLE  EXERCISABLE  UNEXERCISABLE
-------------------------- -----------  --------  -----------  -------------  -----------  -------------
Joseph P. Keithley........     4,968     22,791      18,498        97,644       170,212       672,208
Hermann Hamm..............     2,992     34,221      45,238        37,945       423,479       294,908
Frederick R. Hume.........        --         --      38,460        58,632       334,274       380,405
Ronald M. Rebner..........     5,844     30,903      22,745        37,297       210,770       270,855
Terrence E. Sheridan......     8,326     42,446      22,264        30,197       202,438       216,892

---------------

Share and per share amounts reflect a two-for-one stock split paid December 11, 1995, to shareholders of record on November 27, 1995.

COMPENSATION AND HUMAN RESOURCES COMMITTEE REPORT

     The Company's Board of Directors has delegated to the Compensation and Human Resources Committee (the "Committee") the responsibility of evaluating and recommending for formal board approval the amounts of compensation paid to officers. The Committee is composed entirely of outside Directors.

     The guiding philosophy of the Company's executive compensation program is to attract, motivate and retain highly qualified senior managers to direct and grow the Company. Information is gathered to provide guidelines on a pay for comparable positions in comparable industries. The pay of the officers is managed to assure that, in general, it falls between the median and the seventy-fifth percentiles of market survey averages. Beyond information that is available to the Company, the consulting firm Towers Perrin is used to analyze the competitiveness of the Company's compensation program.

     The program provides for a salary that is based upon individual performance, an annual bonus that is based upon the attainment of performance goals, and long-term incentives in the form of stock options. These programs were described earlier on pages 9 and 10 of this Proxy Statement.

     The salary for each executive officer is set based upon data from commercially available salary surveys, such as those of the American Electronics Association, and separate input from Towers Perrin. The information used is the range of salaries paid to individuals who hold similar positions or have similar responsibilities within companies or divisions of companies of similar size in the electronics industry. The median and the seventy-fifth percentiles as well as the job performance of the individual guide the choice of salary amounts.

     The magnitude of the annual bonus that is paid to each officer is determined as follows. First, the targeted amount of bonus to be paid annually is determined through the use of salary survey information based on a percentage of annual salary. An appropriate mix of divisional and/or corporate financial measures and individual performance measures is then determined and a payout schedule is set based upon percentage attainment of the performance goals. The magnitude of these performance goals is set in participation with the Board to reflect the marketplace conditions and an expectation of continuous improvement. The bonus payment begins at 70% attainment of financial goals and cannot exceed the equivalent of annual salary without special Board approval.

     Prior to 1995, Incentive Stock Options (ISOs) were used to provide long-term incentives to officers and other key employees. The ISOs currently outstanding for all officers other than Joseph P. Keithley's have an option price equal to the market price at the time of grant, vest in four years and expire in ten years from the date of grant. Mr. Keithley's outstanding ISOs were issued at 110% of the market price at the time of grant, vest in four years and expire five years from the grant date. Joseph P. Keithley's ISOs contain different provisions than other officers since he controls more than 10% of the voting power of the Company. In 1995, Non-qualified Stock Options (NSOs) were used to provide long-term incentives to officers and other key employees. Each year a stock option grant is made for each officer based upon the future growth in earnings per share as estimated by management and agreed to by the Committee. NSOs vest in four years and expire in ten years from the date of grant and have an option price equal to the market price at the time of grant.

  Chief Executive Officer's Compensation.

     The Compensation and Human Resources Committee determined Mr. Keithley's compensation for fiscal 1995 based upon a number of criteria. The major facts that influenced the Committee's decisions were the median pay levels for CEOs in electronics firms of similar size, the performance of the Company in sales growth and level of profits, and the general state of the electronic test and measurement industry.

     Mr. Keithley's salary for 1995 was increased by 17.8% to acknowledge his new responsibilities. This increase leaves Mr. Keithley's base salary much lower than the median paid to others in comparable positions in the electronics industry.

     Mr. Keithley earned an annual bonus of $265,225 for fiscal year 1995, which is payable after September 30, 1995. Mr. Keithley's bonus was based on a combination of the Company's attaining a certain level of earnings before taxes, return on assets and other strategic goals.

Compensation and Human Resources Committee
James T. Bartlett, Chairman
Dr. Arden L. Bement, Jr.
Gabriel A. Rosica
R. Elton White

                           COMPANY STOCK PERFORMANCE

     The following performance graph compares the five year cumulative return from investing $100 on September 30, 1990 in each of the Company's Common Shares, the Standard & Poor's 500 Index and the Standard & Poor's High Technology Composite Index, with dividends assumed to be reinvested when received.

                COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN*
             AMONG KEITHLEY INSTRUMENTS, INC., THE S & P 500 INDEX
                    AND THE S & P HIGH TECH COMPOSITE INDEX

                                   KEITHLEY                       S & P HIGH
      MEASUREMENT PERIOD         INSTRUMENTS,                        TECH
    (FISCAL YEAR COVERED)            INC.          S & P 500       COMPOSITE
9/90                                 100             100             100
9/91                                 152             131             123
9/92                                 115             146             125
9/93                                 130             165             151
9/94                                 136             171             176
9/95                                 401             221             277

                         PROPOSAL TO AMEND AND RESTATE
                THE COMPANY'S AMENDED ARTICLES OF INCORPORATION

     At a meeting held on December 9, 1995, the Board of Directors of the Company adopted a resolution declaring it advisable and in the best interest of the Company and its shareholders to amend and restate the Company's Amended Articles of Incorporation (the "Articles") to increase the number of authorized shares.

     The Company's Articles presently authorize 10,000,000 shares of capital stock; 7,000,000 Common Shares, without par value, of which 4,364,802 were issued and outstanding as of December 12, 1995, and 3,000,000 Class B Common Shares, without par value, of which 2,893,796 were issued and outstanding as of December 12, 1995. The proposal to amend and restate the Articles (the "Proposal") will increase the number of shares of the Company's capital stock to 39,000,000 shares, designating 30,000,000 as Common Shares and 9,000,000 as Class B Common Shares.

     The purposes of the Proposal are to provide additional authorized Common Shares for corporate purposes, such as equity offerings, employee benefit and stock option plans, future stock splits and possibly acquisitions, and allow for enough Common Shares to cover the possible conversion of Class B Common Shares.

     If the Proposal is adopted by the shareholders, the Board of Directors will cause the Amended Articles of Incorporation reflecting the Proposal to be filed promptly with the Secretary of the State of Ohio, which Articles will be effective upon filing.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THIS PROPOSAL.

               PROPOSAL TO APPROVE THE KEITHLEY INSTRUMENTS, INC.
                   1996 OUTSIDE DIRECTORS DEFERRED STOCK PLAN

     The Board of Directors adopted the 1996 Outside Directors Deferred Stock Plan (the 1996 Plan) on September 9, 1995 subject to approval by the shareholders of the Company at their next Annual Meeting. If the 1996 Plan is approved, the effective date thereof will be February 10, 1996.

     The 1996 Plan is designed to permit non-employee directors to defer all or a portion of their director fees by crediting them to an account rather than paying them directly to the directors when earned. As such deferred fees are earned, the Company would credit participant deferrals to each participant's account (a "Deferral Account"). Each non-employee director may elect to defer receipt of all or a portion (but not less than 50%) of such director's fees. All amounts credited to a Deferral Account shall be deemed to be invested in Common Shares or an interest-bearing account, based on the directors' elections.

     The Company believes that the 1996 Plan will help build loyalty to the Company by more closely aligning the interest of the directors with the interests of shareholders, thereby promoting the long term profits and growth of the Company.

     The 1996 Plan will be interpreted and administered by a committee appointed by the Board of Directors (the "1996 Plan Committee"). The 1996 Plan Committee will appoint an Agent to purchase Common Shares in the open market, to be held in nominee form, to satisfy the claims of the directors deferring fees and to provide for the payment of such fees in the form of Common Shares. The number of shares credited to a Deferral Account will be based on the number of whole shares of Common Shares actually purchased by the Agent. While the Common Shares are held by the Agent, the Agent will exercise all shareholder rights, including voting rights. The Company also will maintain an interest-bearing account, to satisfy the claims of the directors where the deferrals do not involve Common Shares. Interest credited to deferrals will be based on the stated annual interest rate established by Society National Bank.

     All assets held in connection with the 1996 Plan will be subject to the claims of general creditors of the Company. The rights of any participating director to any assets held in connection with the 1996 Plan will be no greater than the rights of an unsecured creditor of the Company.

     Payment of deferrals made under the 1996 Plan would commence in the year following the later of (i) the year a deferring director leaves the Board or
(ii) the date specified by the participating director in the Deferral Agreement (which cannot be less than 5 years following the year in which the fees are earned). Payments will be made in the form of a lump sum or in equal annual installments.

     Directors would benefit from participating in the 1996 Plan by deferring the federal income tax otherwise due on the director fees covered by their election and on any related interest or earnings. The Company may not claim a deduction for federal income tax purposes until deferred amounts are paid under the 1996 Plan. When the Company pays deferred amounts, it will be entitled to claim a federal income tax deduction in respect of the full value of the payment (i.e. the deferred amount inclusive of any credited interest, or the fair market value of Common Shares, as applicable). The ultimate financial benefit to non-employee directors cannot presently be determined, because the amount of deferrals is not yet known and cannot be reasonably ascertained. The total amount of director fees that could be deferred by each non-employee director is $10,000 per year (plus the additional fees the director receives for either chairing or attending each regular Board, Strategy Committee, Audit Committee and Compensation and Human Resources Committee meeting). Presently, there are six non-employee directors who could participate in the 1996 Plan. The extent of any ultimate financial benefit would also depend upon the rate of return that could be obtained by an alternative investment.

                                 VOTE REQUIRED

     Approval of the 1996 Plan will require the affirmative vote of the holders of a majority of the outstanding Common Shares and Class B Common Shares present, in person or by proxy, and entitled to vote at the meeting.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THIS PROPOSAL.

                    PROPOSAL TO APPROVE AN AMENDMENT TO THE
              KEITHLEY INSTRUMENTS, INC. 1992 STOCK INCENTIVE PLAN
                INCREASING THE NUMBER OF COMMON SHARES AVAILABLE
               FOR AWARD UNDER THE PLAN FROM 700,000 TO 1,900,000

     On December 9, 1995, the Board of Directors approved an amendment (the "Amendment") to the Keithley Instruments, Inc. 1992 Stock Incentive Plan (the "1992 Plan") to increase from 700,000 to 1,900,000 the aggregate number of shares with which awards may be made. Since the Amendment constitutes a material amendment for purposes of Section 16 ("Section 16") of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), shareholder approval of the Amendment is being sought so that the granting of certain awards to executive officers will be exempt from the operation of Section 16(b). Generally, Section 16(b) provides for the forfeiture of any profit realized by executive officers of the Company from any combination of a purchase and sale of the Company's Common Shares within a specified period. An exception from the application of
Section 16(b) may be obtained for certain stock transactions under employee benefit plans upon satisfaction of certain conditions, including shareholder approval of such plans and certain amendments thereto.

SUMMARY OF THE 1992 STOCK INCENTIVE PLAN

     The 1992 Plan was approved by the Company's Board of Directors at a meeting of the Board of Directors held on December 7, 1991, and by its stockholders at a shareholders' meeting held on February 8, 1992. As a result of a 2-for-1 stock dividend declared on November 6, 1995, the aggregate number of shares with which awards may be made increased from 350,000 to 700,000.

     The description herein is a summary of the 1992 Plan and is subject to and qualified by the complete text of the 1992 Plan. The complete text of the 1992 Plan is filed as an exhibit to the Company's annual report on Form 10-K for the year ended September 30, 1991, which exhibit is incorporated herein by reference.

     The purpose of the 1992 Plan is to attract and retain individuals who, by virtue of their ability and qualifications, make important contributions to the Company. By providing key employees with the opportunity to acquire an equity interest in the Company over time and because benefit is only received through improved stock performance, the Company believes that stock options serve to align the interests of key employees closely with other shareholders. The 1992 Plan is administered by the Company's Compensation and Human Resources Committee (the "Committee"), which has sole authority to determine and designate persons to whom grants are to be made under the 1992 Plan and the nature and terms of such grants.

     Under the 1992 Plan, grants of nontransferable options to purchase Common Shares ("Stock Options"), grants of Common Shares which may be subject to certain vesting and transfer restrictions ("Restricted Stock"), and grants of nontransferable options to receive payments based on the appreciation of the Common Shares may be made to key employees of the Company or its subsidiaries. The Stock Options provided for under the Plan may be either incentive stock options ("Incentive Stock Options") intended to qualify for favorable tax treatment under Section 422 of the Internal Revenue Code of 1986, as amended ("Code"), or nonqualified stock options ("Nonqualified Stock Options") which do not qualify for preferential treatment. Common Shares not purchased under an option which has terminated or lapsed may be used for the further grant of options under the 1992 Plan.

     Incentive Stock Options granted under the 1992 Plan may not be exercised more than ten (10) years after the date of grant (or five (5) years in the case of an option granted to an individual who at the time of the grant owns more than 10% of the total combined voting power of all classes of stock of the Company (a "10% Owner")). The aggregate fair market value (determined on the date of grant) of Common Shares issuable upon exercise of Incentive Stock Options exercisable for the first time by a key employee in any calendar year may not exceed $100,000. The 1992 Plan provides that the option price shall not be less than 100% of the fair market value of the Common Shares on the date such option is granted, or 110% of such fair market value in the case of an Incentive Stock Option granted to a 10% Owner. The purchase price must be paid in full by the optionee at the time of exercise in either cash or Company Common Shares.

     The 1992 Plan provides that key employees may be granted the nontransferable right to receive a payment based on the increase in the value of Common Shares occurring after the date of such grant ("SARs"). SARs may (but need not) be granted to a key employee in tandem with, and be exercisable in lieu of exercising, a grant of Stock Options. When granted in tandem with a Stock Option, a SAR shall provide that the holder of a Stock Option shall have the right to receive an amount equal to 100% of the excess, if any, of the fair market value of the Common Shares covered by such Option, determined as of the date of exercise of the SAR by the Committee, over the price to be paid for the Common Shares under the Option.

     No cash consideration is received by the Company for granting options under the 1992 Plan. Options are granted in consideration of the services rendered or to be rendered to the Company by the employees receiving the options.

FEDERAL INCOME TAX CONSEQUENCES

     With respect to nonqualified stock options, in general, for federal income tax purposes under present law:

          (i) The grant of a nonqualified stock option, by itself, will not result in income to the optionee.

          (ii) Except as provided in (v) below, the exercise of a nonqualified stock option (in whole or in part, according to its terms) will result in ordinary income to the optionee at that time in an amount equal to the excess (if any) of the fair market value of the shares on the date of exercise over the option price.

          (iii) Except as provided in (v) below, the tax basis of the shares acquired upon exercise of a nonqualified stock option, which will be used to determine the amount of any capital gain or loss on a future taxable disposition of such shares, will be the fair market value of the shares on the date of exercise.

          (iv) No deduction will be allowable to the employer corporation upon the grant of a nonqualified stock option but, upon the exercise of a nonqualified stock option, a deduction will be allowable to the employer corporation at that time in an amount equal to the amount of ordinary income realized by the optionee exercising such option if the employer corporation deducts and withholds appropriate federal withholding tax.

          (v) With respect to the exercise of a nonqualified stock option and the payment of the option price by the delivery of Common Shares, to the extent that the number of shares received does not exceed the number of shares surrendered, no taxable income will be realized by the optionee at that time, the tax basis of the shares received will be the same as the tax basis of the shares surrendered, and the holding period of the optionee in the shares received will include his holding period in the shares surrendered. To the extent that the number of shares received exceeds the number of shares surrendered, ordinary income will be realized by the optionee at that time in the amount of the fair market value of such excess shares; the tax basis of such excess shares will be equal to the fair market value of such shares at the time of exercise; and the holding period of the optionee in such shares will begin on the date such shares are transferred to the optionee.

     With respect to incentive stock options, in general, for federal income tax purposes under present law:

          (i) Neither the grant nor the exercise of an incentive stock option, by itself, will result in income to the optionee; however, the excess of the fair market value of the shares at the time of exercise over the option price is (unless there is a disposition of the shares acquired upon exercise of an incentive stock option in the taxable year of exercise) includable in alterative minimum taxable income which may, under certain circumstances, result in an alterative minimum tax liability to the optionee.

          (ii) If the shares acquired upon exercise of an incentive stock option are disposed of in a taxable transaction after the later of two years from the date on which the option is granted or one year from the date on which such shares are transferred to the optionee, long-term capital gain or loss will be realized by the optionee in an amount equal to the difference between the amount realized by the optionee and the optionee's basis which, except as provided in (v) below, is the option price.

          (iii) Except as provided in (v) below, if the shares acquired upon the exercise of an incentive stock option are disposed of within the two-year period from the date of grant or the one-year period after the transfer of the shares to the optionee (a "disqualifying disposition"):

             (a) Ordinary income will be realized by the optionee at the time of such disposition in the amount of the excess, if any, of the fair market value of the shares at the time of such exercise over the option price, but not in an amount exceeding the excess, if any, of the amount realized by the optionee over the option price.

             (b) Short-term or long-term capital gain will be realized by the optionee at the time of any such taxable disposition in an amount equal to the excess, if any, of the amount realized over the fair market value of the shares at the time of such exercise.

             (c) Short-term or long-term capital loss will be realized by the optionee at the time of any such taxable disposition in an amount equal to the excess, if any, of the option price over the amount realized.

          (iv) No deduction will be allowed to the employer corporation with respect to incentive stock options granted or shares transferred upon exercise thereof, except that if a disposition is made by the optionee within the two-year period or the one-year period referred to above, the employer corporation will be entitled to a deduction in the taxable year in which the disposition occurred in an amount equal to the amount of ordinary income realized by the optionee making the disposition.

          (v) With respect to the exercise of an incentive stock option and the payment of the option price by the delivery of Common Shares, to the extent that the number of shares received does not exceed the number of shares surrendered, no taxable income will be realized by the optionee at that time, the tax basis of the shares received will be the same as the tax basis of the shares surrendered, and the holding period (except for purposes of the one-year period referred to in (iii) above) of the optionee in shares received will include his holding period in the shares surrendered. To the extent that the number of shares received exceeds the number of shares surrendered, no taxable income will be realized by the optionee at that time; such excess shares will be considered incentive stock option stock with a zero basis; and the holding period of the optionee in such shares will begin on the date such shares are transferred to the optionee. If the shares surrendered were acquired as the result of the exercise of an incentive stock option and the surrender takes place within two years from the date the option relating to the surrendered shares was granted or within one year from the date of such exercise, the surrender will result in a disqualifying disposition and the optionee will realize ordinary income at that time in the amount of the excess, if any, of the fair market value at the time of exercise of the shares surrendered over the basis of such shares. If any of the shares received are disposed of in a disqualifying disposition, the optionee will be treated as first disposing of the shares with a zero basis.

VOTE REQUIRED FOR APPROVAL

     The affirmative vote of the holders of a majority of the outstanding Common Shares and Class B Common Shares present, in person or by proxy, and entitled to vote at the meeting is required for the approval of this proposal.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THIS PROPOSAL.

                APPROVAL OF SELECTION OF INDEPENDENT ACCOUNTANTS

     Although the Code of Regulations of the Company does not require the submission of the selection of independent accountants to the shareholders for approval, the Board of Directors considers it desirable that its appointment of independent accountants be approved by the shareholders. The firm of Price Waterhouse LLP, an international firm of public accountants, has audited the annual financial statements of the Company since 1958. At the Annual Meeting, the Board of Directors will ask the shareholders to approve the selection of this firm as independent accountants for the Company for the fiscal year ending September 30, 1996.

     A representative of Price Waterhouse LLP is expected to be present at the Annual Meeting, and he will have an opportunity to make a statement if he so desires. The representative will also be available to respond to appropriate questions from shareholders.

                                 OTHER MATTERS

     Reports will be laid before the meeting, including a letter from the Chairman of the Board and Chief Executive Officer and the President which accompanies the financial statements of the Company, and the report of independent accountants. The Board of Directors does not contemplate and does not intend to present for consideration the taking of action by shareholders with respect to any reports to be laid before the meeting or with respect to the minutes of the Annual Meeting held on February 4, 1995, which will be read at the meeting on February 10, 1996, unless a motion to dispense with a reading is adopted.

     The Board of Directors of the Company is not aware of any matter to come before the meeting other than those mentioned in the accompanying Notice. However, if other matters shall properly come before the meeting, it is the intention of the persons named in the accompanying Proxy to vote in accordance with their best judgment on such matters.

     Any shareholder proposal intended to be presented at the Annual Meeting of Shareholders to be held in 1997 must be received by the Company's Chairman and Chief Executive Officer at its principal executive offices not later than August 22, 1996, for inclusion in the Board of Directors' Proxy Statement and form of Proxy relating to that meeting. Each proposal submitted should be accompanied by the name and address of the shareholder submitting the proposal and the number of Common Shares and/or Class B Common Shares owned. If the proponent is not a shareholder of record, proof of beneficial ownership should be submitted.

     Upon the receipt of a written request from any shareholder entitled to vote at the forthcoming Annual Meeting, the Company will mail, at no charge to the shareholder, a copy of the Company's Annual Report on Form 10-K, including the financial statements and schedules required to be filed with the Securities and Exchange Commission pursuant to Rule 13a-1 under the Securities Exchange Act of 1934, as amended, for the Company's most recent fiscal year. Requests from beneficial owners of the Company's voting securities must set forth a good faith representation that as of the record date for the Annual Meeting, the person making the request was the beneficial owner of securities entitled to vote at such Annual Meeting. Written requests for such report should be directed to:

                                Ronald M. Rebner
                   Vice President and Chief Financial Officer
                           Keithley Instruments, Inc.
                               28775 Aurora Road
                               Solon, Ohio 44139

     You are urged to sign and return your Proxy promptly in order to make certain your shares will be voted at the Annual Meeting. For your convenience, a return envelope is enclosed requiring no additional postage if mailed in the United States.

                                            By Order of the Board of Directors,

                                            /s/ James B. Griswold

                                            JAMES B. GRISWOLD
                                            Secretary

December 22, 1995

                                     COMMON SHARES

          KEITHLEY INSTRUMENTS, INC.      P R O X Y            ANNUAL MEETING OF SHAREHOLDERS
               28775 AURORA ROAD                               TO BE HELD ON FEBRUARY 10, 1996
               SOLON, OHIO 44139                       THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD
                                                                        OF DIRECTORS

          The undersigned hereby appoints (i) JOSEPH P. KEITHLEY and RONALD M. REBNER, and each of them, as Proxy holders and attorneys, with full power of substitution, to appear and vote all the Common Shares of Keithley Instruments, Inc. which the undersigned shall be entitled to vote at the Annual Meeting of Shareholders of the Company, to be held at the Company's corporate headquarters, 28775 Aurora Road, Solon, Ohio 44139, on Saturday, February 10, 1996, at 12:00 o'clock Noon (EST), and at any postponements or adjournments thereof, hereby revoking any and all proxies heretofore given, and (ii) authorizes and directs said Proxy holders to vote all the Common Shares of the Company represented by this Proxy as follows, with the understanding that if no directions are given below, said shares will be voted FOR the election of the ten Directors nominated by the Board of Directors and FOR the proposal set forth below:

   1. Election of Directors.
      / / FOR all nominees listed
     (except as marked to the contrary)
     / / WITHHOLD AUTHORITY
     to vote for all nominees listed

      Joseph P. Keithley; Joseph F. Keithley; Ronald M. Rebner*; Dr. Theodore
    M. Alfred*; James T. Bartlett*; Dr. Arden L. Bement, Jr.; James B. Griswold; Leon J. Hendrix, Jr.; Gabriel A. Rosica; and R. Elton White

       *Elected by holders of Common Shares only.

       (INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name on the following line.)

       -------------------------------------------------------------------------

                                  (Continued, and to be signed on reverse side.)

       (Continued from other side.)

          2. Proposal to amend and restate the Company's Amended Articles of Incorporation.

            / / FOR the Proposal     / / AGAINST the Proposal    / / ABSTAIN

          3. Proposal to approve the Keithley Instruments, Inc. 1996 Outside Directors Deferred Stock Plan.

            / / FOR the Proposal     / / AGAINST the Proposal    / / ABSTAIN

          4. Proposal to amend the Keithley Instruments, Inc. 1992 Stock Incentive Plan.

            / / FOR the Proposal     / / AGAINST the Proposal    / / ABSTAIN

          5. Proposal to approve the Board of Directors' selection of Price Waterhouse as independent accountants of the Company.

            / / FOR the Proposal     / / AGAINST the Proposal    / / ABSTAIN

          6. In their discretion to act on any other business as may properly come before the Annual Meeting or any adjournments thereof.

       PLEASE DATE, SIGN AND RETURN PROMPTLY IN THE ACCOMPANYING ENVELOPE.

                                                 Dated:
                                                       Month         Day    Year

                                                 -------------------------------

                                                 -------------------------------

                                                 Your signature to this Proxy
                                                 form should be exactly the same
                                                 as the name imprinted hereon.
                                                 Persons signing as executors,
                                                 administrators, trustees or in
                                                 similar capacities should so
                                                 indicate. For joint accounts,
                                                 the name of each joint owner
                                                 must be signed.

                                   Proxy Card

                                 CLASS B COMMON SHARES

          KEITHLEY INSTRUMENTS, INC.      P R O X Y            ANNUAL MEETING OF SHAREHOLDERS
               28775 AURORA ROAD                               TO BE HELD ON FEBRUARY 10, 1996
               SOLON, OHIO 44139                       THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD
                                                                        OF DIRECTORS

          The undersigned hereby appoints (i) JOSEPH P. KEITHLEY and RONALD M. REBNER, and each of them, as Proxy holders and attorneys, with full power of substitution, to appear and vote all the Class B Common Shares of Keithley Instruments, Inc. which the undersigned shall be entitled to vote at the Annual Meeting of Shareholders of the Company, to be held at the Company's corporate headquarters, 28775 Aurora Road, Solon, Ohio 44139, on Saturday, February 10, 1996, at 12:00 o'clock Noon (EST), and at any postponements or adjournments thereof, hereby revoking any and all proxies heretofore given, and (ii) authorizes and directs said Proxy holders to vote all the Class B Common Shares of the Company represented by this Proxy as follows, with the understanding that if no directions are given below, said shares will be voted FOR the election of the seven Directors nominated by the Board of Directors and FOR the proposal set forth below:

   1. Election of Directors.
      / / FOR all nominees listed
      (except as marked to the contrary)
      / / WITHHOLD AUTHORITY
      to vote for all nominees listed

        Joseph P. Keithley; Joseph F. Keithley; Dr. Arden L. Bement, Jr.; James
       B. Griswold; Leon J. Hendrix, Jr.; Gabriel A. Rosica; and R. Elton White

       (INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name on the following line.)

       -------------------------------------------------------------------------

                                  (Continued, and to be signed on reverse side.)

       (Continued from other side.)

          2. Proposal to amend and restate the Company's Amended Articles of Incorporation.

            / / FOR the Proposal     / / AGAINST the Proposal    / / ABSTAIN

          3. Proposal to approve the Keithley Instruments, Inc. 1996 Outside Directors Deferred Stock Plan.

            / / FOR the Proposal     / / AGAINST the Proposal    / / ABSTAIN

          4. Proposal to amend the Keithley Instruments, Inc. 1992 Stock Incentive Plan.

            / / FOR the Proposal     / / AGAINST the Proposal    / / ABSTAIN

          5. Proposal to approve the Board of Directors' selection of Price Waterhouse as independent accountants of the Company.

            / / FOR the Proposal     / / AGAINST the Proposal    / / ABSTAIN
          6. In their discretion to act on any other business as may properly come before the Annual Meeting or any adjournments thereof.

       PLEASE DATE, SIGN AND RETURN PROMPTLY IN THE ACCOMPANYING ENVELOPE.
                                                 Dated:
                                                       Month         Day    Year

                                                 -------------------------------

                                                 -------------------------------

                                                 Your signature to this Proxy
                                                 form should be exactly the same
                                                 as the name imprinted hereon.
                                                 Persons signing as executors,
                                                 administrators, trustees or in
                                                 similar capacities should so
                                                 indicate. For joint accounts,
                                                 the name of each joint owner
                                                 must be signed.

                                   Proxy Card